As filed with the Securities and Exchange Commission on January 2, 2014.
Registration No. 333-86329

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________
POST-EFFECTIVE  AMENDMENT NO. 1 TO THE
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________

PROVIDENT COMMUNITY BANCSHARES, INC.
(formerly Union Financial Bancshares, Inc.)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	57-1001177 (I.R.S. Employer Identification Number)

2700 Celanese Road
Rock Hill, South Carolina 29732
(803) 325-9400
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dwight V. Neese
President and Chief Executive Officer
2700 Celanese Road
Rock Hill, South Carolina 29732
(803) 325-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron M. Kaslow, Esq Scott A. Brown, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800 Facsimile: (202) 204-5600

Offer to the public concluded on November 12, 1999.

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on September 1, 1999 by Provident Community Bancshares, Inc. (formerly known as Union Financial Bancshares, Inc.), a Delaware corporation (the “Registrant”):

Registration Statement on Form S-4, File No. 333-86329, registering 582,384 shares of common stock, par value $0.01 per share (“Common Stock), for issuance in connection with the acquisition of South Carolina Community Bancshares, Inc. pursuant to the terms of the Joint Proxy Statement/Prospectus dated September 30, 1999 (the “Proxy Statement/Prospectus).

This Post-Effective Amendment No. 1 is filed to deregister 56,201 shares of Common Stock heretofore registered and offered pursuant to the terms of the Proxy Statement/Prospectus.  The remaining 526,183 shares registered pursuant to the Registration Statement have been issued in accordance with the Proxy Statement/Prospectus as described therein.

The Registrant has determined that no further shares will be offered, sold, issued and/or exchanged pursuant to the Proxy Statement/Prospectus.  The Registrant therefore requests deregistration of the unissued shares of Common Stock pursuant to the Registration Statement as soon as it practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of South Carolina in the City of Rock Hill, on this 2nd day of January, 2014.

PROVIDENT COMMUNITY BANCSHARES, INC.

January 2, 2014	By:	/s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer